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Exhibit 10.2 Bank of Granite Corporation/First Commerce Corporation Omnibus
              Stock Incentive Plan

                   BANK OF GRANITE/FIRST COMMERCE CORPORATION

                        OMNIBUS STOCK AND INCENTIVE PLAN

Approved by First Commerce Corporation Shareholders on April 23, 2002

Assumed by Bank of Granite Corporation pursuant to that certain Merger Agreement between Bank of Granite Corporation and First Commerce Corporation dated as of December 18, 2002, as amended, and subject to the terms and conditions thereof

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                                TABLE OF CONTENTS

OMNIBUS STOCK AND INCENTIVE PLAN.........................................     53
1.   Purpose.............................................................     53
2.   Definitions.........................................................     53
3.   Administration......................................................     56
4.   Term of Plan/Common Stock Subject to Plan...........................     57
5.   Eligibility.........................................................     57
6.   Stock Options.......................................................     58
7.   Restricted Awards...................................................     59
8.   Performance Units...................................................     61
9.   Stock Purchase Rights...............................................     62
10.  Deferral Elections..................................................     66
11.  Termination of Employment...........................................     66
12.  Non-transferability of Awards.......................................     69
13.  Changes in Capitalization and Other Matters.........................     70
14.  Change in Control...................................................     70
15.  Amendment, Suspension and Termination...............................     74
16.  Miscellaneous.......................................................     74
PERFORMANCE UNIT AGREEMENT...............................................     80
RESTRICTED STOCK AGREEMENT...............................................     83
NON-QUALIFIED STOCK OPTION AGREEMENT FOR KEY EMPLOYEES..................      86
INCENTIVE STOCK OPTION AGREEMENT.........................................     90
STOCK PURCHASE SUBSCRIPTION AGREEMENT....................................     94

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                   BANK OF GRANITE/FIRST COMMERCE CORPORATION

                        OMNIBUS STOCK AND INCENTIVE PLAN

         1. PURPOSE. The purpose of this Plan is to further and promote the interests of Bank of Granite Corporation (the "Company") and its shareholders by enabling the Company and its Subsidiaries to attract, retain and motivate key employees and directors, and to align the interests of such key employees and directors with those of the Company's shareholders. Additionally, this Plan's objectives are to provide a competitive reward for achieving longer-term goals, provide balance to short-term incentive awards, and reinforce a one company perspective. To do so, this Plan offers performance-based stock and cash incentives and other equity-based incentive awards and opportunities to provide such key employees and directors with a proprietary interest in maximizing the growth, profitability and overall success of the Company.

         2. DEFINITIONS. For purposes of this Plan, the following terms shall have the meanings set forth below:

                  2.1 "AWARD" means an award, grant or issuance made to a Participant under Sections 6, 7, 8 and/or 9.

                  2.2 "AWARD AGREEMENT" means the agreement executed by a Participant pursuant to Sections 3.2 and 15.7 in connection with the granting of an Award.

                  2.3 "BOARD" means the Board of Directors of the Company, as constituted from time to time.

                  2.4 "CODE" means the Internal Revenue Code of 1986, as in effect and as amended from time to time, or any successor statute thereto, together with any rules, regulations and interpretations promulgated thereunder or with respect thereto.

                  2.5 "COMMITTEE" means the Compensation Committee of the Board, as constituted in accordance with Section 3.

                  2.6      "COMMON STOCK" means the Common Stock of the Company.

                  2.7 "COMPANY" means Bank of Granite Corporation, a Delaware corporation, or any successor corporation to Bank of Granite Corporation.

                  2.8 "COMPENSATION" shall mean all cash compensation received by an Employee from the Company or a Designated Subsidiary and includable in the Employee's gross income for federal income tax purposes, other than any taxable reimbursements. By way of illustration, but not limitation, "Compensation" shall include regular compensation such as salary, wages, overtime, shift differentials, bonuses, commissions, and incentive compensation, but shall exclude relocation reimbursements, expense reimbursements, tuition or other reimbursements, and income realized as a result of participation in any stock option, stock purchase, or similar plan of the Company or any Designated Subsidiary.

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                  2.9      "DISABILITY" means disability as determined by the
Committee in accordance with standards and procedures similar to those under the Company's long-term disability plan, if any. If the Company does not then maintain a long-term disability plan, Disability shall mean the inability of a Participant, as determined by the Committee, substantially to perform such Participant's regular duties and responsibilities due to a medically determinable physical or mental illness which has lasted (or can reasonably be expected to last) for a period of six (6) consecutive months.

                  2.10 "EMPLOYEE" shall mean any individual who is an employee of the Company for tax purposes. For purposes of this Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company.

                  2.11 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as in effect and as amended from time to time, or any successor statute thereto, together with any rules, regulations and interpretations promulgated thereunder or with respect thereto.

                  2.12 "FAIR MARKET VALUE" shall mean, as of any date, the value of Common Stock determined as follows:

                  (a) If the Common Stock is listed on an established stock exchange or national market system, including, without limitation, the Nasdaq National Market or the Nasdaq SmallCap Market or the over-the-counter Bulletin Board of The Nasdaq Stock Market, Inc. (the "Nasdaq"), its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or;

                  (b) If the Common Stock is regularly quoted by a recognized securities dealer, but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or;

                  (c) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

                  2.13 "INCENTIVE STOCK OPTION" means any stock option granted pursuant to the provisions of Section 6 that is intended to be (and is specifically designated as) an "incentive stock option" within the meaning of
Section 422 of the Code.

                  2.14 "NON-EMPLOYEE DIRECTOR" means a member of the Board or of the Board of Directors of a Subsidiary who is not an employee of the Company or any Subsidiary.

                  2.15 "NON-QUALIFIED STOCK OPTION" means any stock option awarded pursuant to the provisions of Section 6 of this Plan that is not an Incentive Stock Option.

                  2.16 "OFFERING COMMENCEMENT DATE" shall mean the first day of each Offering Period.

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                  2.17     "OFFERING PERIOD" shall mean a period of
approximately twelve months during which funds may be accumulated for the exercise of a Stock Purchase Right, commencing and ending as follows: commencing on the first Trading Day on or after December 15th, and terminating on the last Trading Day in the period ending December 14th. The duration of Offering Periods may be changed pursuant to Section 9.

                  2.18 "PARTICIPANT" means an Employee or Non-Employee Director who is selected by the Committee under Section 5 to receive an Award, or an Employee who receives a Stock Purchase Right under Section 9.

                  2.19 "PERFORMANCE UNITS" means the monetary units granted under Section 8.

                  2.20 "PLAN" means the Bank of Granite/First Commerce Corporation Omnibus Stock and Incentive Plan as in effect and as amended from time to time (together with any rules and regulations promulgated by the Committee with respect thereto).

                  2.21 "PURCHASE DATE" shall mean the last day of each Offering Period.

                  2.22 "PURCHASE PRICE" shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Offering Commencement Date or on the Purchase Date, whichever is lower; provided, however, that the Purchase Price may be adjusted by the Board pursuant to Section 9.12.3 of this Plan.

                  2.23 "RESERVES" shall mean the number of shares of Common Stock covered by Awards under this Plan that have not yet been exercised and the number of shares of Common Stock that have been authorized for issuance under this Plan, but not yet awarded.

                  2.24 "RESTRICTED AWARD" means an Award of Restricted Stock pursuant to the provisions of Section 7.

                  2.25 "RESTRICTED STOCK" means the restricted shares of Common Stock granted pursuant to the provisions of Section 7 with the restriction that the holder may not sell, transfer, pledge, or assign such Restricted Stock and such other restrictions (which other restrictions may expire separately or in combination, at one time, from time to time or in installments), as determined by the Committee in accordance with and as set forth in this Plan and/or the relevant Award Agreement.

                  2.26 "RETIREMENT" means (i) as to officers and employees, retirement from active employment with the Company and its Subsidiaries and receiving benefits under the Company's qualified retirement plan and (ii) as to Non-Employee Directors, the same as "Retirement" under the "Retirement Policy" in effect for the Board of Directors on which the Participant was serving upon receipt of an Award.

                  2.27 "STOCK OPTIONS" means Incentive Stock Options and Non-Qualified Stock Options.

                  2.28 "STOCK PURCHASE RIGHT" means a purchase right granted under Section 9.

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                  2.29     "SUBSIDIARY(IES)" means any corporation (other than
the Company) in an unbroken chain of corporations, beginning with the Company, if each of such corporations, other than the last corporation in the unbroken chain, owns fifty percent (50%) or more of the voting stock in one of the other corporations in such chain.

                  2.30 "TRADING DAY" shall mean a day on which national stock exchanges and the Nasdaq are open for trading.

         3.       ADMINISTRATION.

                  3.1 THE COMMITTEE. This Plan shall be administered by the Committee. The Committee shall be appointed from time to time by the Board and shall be comprised of not less than three (3) of the then members of the Board. Members of the Committee shall serve at the pleasure of the Board, and the Board may at any time and from time to time remove members from the Committee, or, subject to the immediately preceding sentence, add members to the Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of business. Any act or acts approved in writing by all of the members of the Committee then serving shall be the act or acts of the Committee (as if taken by unanimous vote at a meeting of the Committee duly called and held).

                  3.2 PLAN ADMINISTRATION AND PLAN RULES. The Committee is authorized to construe and interpret this Plan and to promulgate, amend and rescind rules, policies and regulations relating to the implementation, administration and maintenance of this Plan. Subject to the terms and conditions of this Plan, the Committee shall make all determinations necessary or advisable for the implementation, administration and maintenance of this Plan including, without limitation, (a) selecting Participants, (b) making Awards in such amounts and form as the Committee shall determine, (c) imposing such restrictions, terms and conditions upon such Awards as the Committee shall deem appropriate, and (d) correcting any defect or omission, or reconciling any inconsistency, in this Plan and/or any Award Agreement. The Committee may designate persons other than members of the Committee to carry out the day-to-day administration of this Plan under such conditions and limitations as it may prescribe, except that the Committee shall not delegate its authority with regard to selection for participation in this Plan and/or the granting of any Awards to Participants. The Committee's determinations under this Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration, implementation or maintenance of this Plan shall be final, conclusive and binding upon all Participants and any person(s) claiming under or through any Participant(s). The Company shall effect the granting of Awards under this Plan, in accordance with the determinations made by the Committee, by execution of written agreements and/or other instruments in such form as is approved by the Committee.

                  3.3 LIABILITY LIMITATION. Neither the Board nor the Committee, nor any member of either, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any Award Agreement), and the members of the Board and the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including,

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without limitation, attorneys' fees) arising or resulting therefrom to the fullest extent permitted by the Articles of Incorporation and/or Bylaws of the Company as then in effect and to the fullest extent under any directors' and officers' liability insurance coverage which may be in effect from time to time.

         4.       TERM OF PLAN/COMMON STOCK SUBJECT TO PLAN.

                  4.1 TERM. This Plan shall terminate on December 31, 2012, except with respect to Awards then outstanding. After such date no further Awards shall be granted under this Plan.

                  4.2      COMMON STOCK SUBJECT TO PLAN.

                           4.2.1    COMMON STOCK. The Board shall reserve for
Awards under this Plan 160,000 shares of the authorized and unissued shares of Common Stock. In the event of a change in the Common Stock of the Company that is limited to a change in the designation thereof to "Capital Stock" or other similar designation, or to a change in the par value thereof, or from par value to no par value, without increase or decrease in the number of issued shares, the shares resulting from any such change shall be deemed to be the Common Stock for purposes of this Plan. Common Stock which may be issued under this Plan shall be authorized and unissued shares. No fractional shares of Common Stock shall be issued under this Plan.

                           4.2.2    COMMON STOCK AUTHORIZED. The maximum number
of shares of Common Stock authorized for issuance under this Plan shall be 160,000.

                  4.3 COMPUTATION OF AVAILABLE SHARES. For the purpose of computing the total number of shares of Common Stock available for Awards, there shall be counted against the limitations set forth in Section 4.2 the maximum number of shares of Common Stock potentially subject to issuance upon exercise or settlement of Awards granted under Section 6, the number of shares of Common Stock issued or subject to potential issuance under Awards of Restricted Stock pursuant to Section 7, the maximum number of shares of Common Stock potentially issuable under Awards of Performance Units pursuant to Section 8, and the maximum number of shares issued or subject to issuance under Awards granted under Section 9, in each case determined as of the date on which such Awards are granted. If any Awards expire unexercised or are forfeited, surrendered, canceled, terminated or settled in cash in lieu of Common Stock, the shares of Common Stock which were theretofore subject (or potentially subject) to such Awards shall again be available for Awards under this Plan to the extent of such expiration, forfeiture, surrender, cancellation, termination or settlement of such Awards; provided, however, that forfeited Awards shall not again be available for Awards under this Plan if the Participant received, directly or indirectly, any of the benefits of ownership of the securities of the Company underlying such Award, including, without limitation, the benefit described in
Section 7.6.

         5. ELIGIBILITY. Employees eligible for Awards under this Plan shall consist of key Employees of the Company and/or its Subsidiaries who are responsible for the management, growth and protection of the business of the Company and/or its Subsidiaries and whose performance or contribution, in the sole discretion of the Committee, benefits or will benefit the Company in a significant manner. Non-employees (e.g., those with third party relationships such

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as directors or advisory directors of the Company and/or a Subsidiary) shall be eligible Participants for Awards of Non-Qualified Stock Options and/or Restricted Stock at the sole discretion of the Committee. Notwithstanding the foregoing, the following Employees shall not be eligible for an Award of Stock Purchase Rights:

                  (a) any Employee whose customary employment is less than 20 hours per week; and

                  (b) any Employee whose customary employment is not more than five (5) months in any calendar year.

         Any provisions of this Plan to the contrary notwithstanding, no Employee shall be awarded a Stock Purchase Right under this Plan (i) to the extent that, immediately after the Award, such Employee (including by attribution under Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase stock of the Company constituting in the aggregate five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company, or
(ii) to the extent that his or her stock options and Stock Purchase Rights under this Plan and any other employee stock purchase plans of the Company and its Subsidiaries exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the Fair Market Value of the shares at the time such Stock Purchase Right is granted) in the aggregate for each calendar year in which such Stock Purchase Right is outstanding at any time.

         6.       STOCK OPTIONS.

                  6.1 TERMS AND CONDITIONS. Stock Options awarded under this Plan may be in the form of Incentive Stock Options or Non-Qualified Stock Options. Such Stock Options shall be subject to the terms and conditions set forth in this Section 6 and any additional terms and conditions, not inconsistent with the express terms and provisions of this Plan, as the Committee shall set forth in the relevant Award Agreement.

                  6.2 GRANTS. Stock Options may be granted under this Plan in such form as the Committee may from time to time approve. Subject to Section 5, Stock Options may be granted alone or in addition to other Awards. Notwithstanding the above, no Incentive Stock Options shall be granted to any Participant who owns more than 10% of the combined total voting power of the Company or any Subsidiary, unless the requirements of Section 422(c)(6) of the Code are satisfied.

                  6.3 EXERCISE PRICE. The exercise price per share of Common Stock subject to a Stock Option shall be determined by the Committee at the time of Award; provided, however, that the exercise price of an Incentive Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of the Award of such Incentive Stock Option. For any Participant who owns ten percent (10%) or more of the combined total voting power of the Company or any Subsidiary, the exercise price of an Incentive Stock Option shall not be less than one hundred ten percent (110%) of such Fair Market Value.

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                  6.4      TERM. The term of each Stock Option shall be such
period of time as is fixed by the Committee at the time of grant; provided, however, that the term of any Incentive Stock Option shall not exceed ten (10) years after the date the Incentive Stock Option is awarded. For any Participant who owns ten percent (10%) or more of the combined total voting power of the Company or any Subsidiary, the term of each Incentive Stock Option shall not exceed five (5) years.

                  6.5 METHOD OF EXERCISE. A Stock Option may be exercised, in whole or in part, by giving written notice of exercise to the Director of Personnel of the Company, or such other officer of the Company as the Committee shall designate, specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the exercise price in cash, by certified check, bank draft or money order payable to the order of the Company or, if permitted by the terms of the relevant Award Agreement and applicable law, by delivery of, alone or in conjunction with a partial cash or instrument payment, (a) a fully-secured, recourse promissory note, or (b) shares of Common Stock already owned by the Participant or to be received upon exercise of the Stock Option in a "cashless exercise" as described below. The Committee may, in the relevant Award Agreement, also permit Participants (either on a selective or group basis) to simultaneously exercise Stock Options and sell the shares of Common Stock thereby acquired, and use the proceeds from such sale as payment of the exercise price of such Stock Options. Payment instruments shall be received by the Company subject to collection. The proceeds received by the Company upon exercise of any Stock Option may be used by the Company for general corporate purposes.

                  6.6 DATE OF EXERCISE. Vesting dates of Stock Options awarded to a Participant will be specified in the applicable Award Agreement at the discretion of the Committee. Stock Options that meet the vesting requirements may be exercised in whole or in part at any time and from time to time during their specified terms.

         7.       RESTRICTED AWARDS.

                  7.1 TERMS AND CONDITIONS. Restricted Awards shall be in the form of grants of Restricted Stock. Restricted Awards shall be subject to the terms and conditions set forth in this Section 7 and any additional terms and conditions, not inconsistent with the express terms and provisions of this Plan, as the Committee shall set forth in the relevant Award Agreement.

                  7.2 RESTRICTED STOCK GRANTS. An Award of Restricted Stock is an Award of shares of Common Stock, in uncertificated form, issued to and registered with the Company's designated Stock Transfer Agent, in the name of the applicable Participant, subject to such restrictions, terms and conditions as the Committee deems appropriate, including, without limitation, restrictions on the sale, assignment, transfer, pledge, hypothecation or other disposition of such shares and the requirements that the Participant deposit such shares with the Company while such shares are subject to such restrictions and that such shares be forfeited upon termination of employment or cessation of service as a Non-Employee Director for specified reasons within a specified period of time.

         7.3      GRANTS OF AWARDS.

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                           7.3.1    Subject to Section 5, Restricted Awards may
be granted alone or in addition to any other Awards. Subject to the terms of this Plan, the Committee shall determine the number of Restricted Awards to be granted to a Participant and the Committee may impose different terms and conditions on any particular Restricted Award made to any Participant.

                           7.3.2    Each Restricted Award of Restricted Stock
shall be issued in an uncertificated form and registered in the name of the Participant. The stock transfer books of the Company's designated Stock Transfer Agent shall be noted with the following legend with reference to the shares made subject to such Restricted Award.

                  "These shares are subject to the terms and restrictions of the Bank of Granite/First Commerce Corporation Omnibus Stock And Incentive Plan; such shares are subject to forfeiture or cancellation under the terms of said Plan; and such shares shall not be sold, transferred, assigned, pledged, encumbered, or otherwise alienated or hypothecated except pursuant to the provisions of said Plan, a copy of which Plan is available from Bank of Granite Corporation upon request."

         Such Award shall be held in uncertificated form until the restrictions thereon shall have lapsed and all of the terms and conditions applicable thereto have been satisfied.

                  7.4 RESTRICTION PERIOD. In accordance with Sections 7.1 and/or 7.2, Restricted Awards shall only become unrestricted and vest in the Participant in accordance with such vesting schedule relating to the service performance restriction applicable to such Restricted Award as the Committee may establish in the relevant Award Agreement (the "Restriction Period"). Notwithstanding the immediately preceding sentence, in no event shall the Restriction Period be less than one (1) year and one day after the date on which such Restricted Award is granted. During the Restriction Period applicable to a Restricted Award, such Award shall be unvested and a Participant may not sell, assign, transfer, pledge, encumber or otherwise dispose of or hypothecate such Award. Upon satisfaction of the vesting schedule and any other applicable restrictions, terms and conditions, the Participant shall be entitled to receive payment of the Restricted Award or a portion thereof, as the case may be, as provided in Section 7.5.

                  7.5      PAYMENT OF AWARDS.

                           7.5.1    RESTRICTED STOCK GRANTS. After the
satisfaction and/or lapse of the restrictions, terms and conditions set by the Committee in respect of a Restricted Award of Restricted Stock, a certificate for the number of shares of Common Stock issued which are no longer subject to such restrictions, terms and conditions shall, as soon as practicable thereafter, be delivered to the Participant. The remaining shares, if any, issued in respect of such Restricted Stock shall either be forfeited and canceled, or shall continue to be subject to the restrictions, terms and conditions set by the Committee, as the case may be.

                  7.6 SHAREHOLDER RIGHTS. A Participant shall have, with respect to the shares of Common Stock received under a Restricted Award of Restricted Stock, all of the rights of a shareholder of the Company, including, without limitation, the right to vote the shares and to

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receive any cash dividends. Stock dividends issued with respect to such
Restricted Stock shall be treated as additional Awards of Restricted Stock grants and shall be subject to the same restrictions and other terms and conditions that apply to the shares of Restricted Stock with respect to which such stock dividends are issued.

         8.       PERFORMANCE UNITS.

                  8.1 TERMS AND CONDITIONS. Awards of Performance Units shall be subject to the terms and conditions set forth in this Section 8 and any additional terms and conditions, not inconsistent with the express provisions of this Plan, as the Committee shall set forth in the relevant Award Agreement.

                  8.2 PERFORMANCE UNIT GRANTS. A Performance Unit is an Award of units (with each unit representing such monetary amount as is designated by the Committee in the Award Agreement) granted to a Participant, subject to such terms and conditions as the Committee deems appropriate, including, without limitation, the requirement that the Participant forfeit such units (or a portion thereof) in the event certain performance criteria are not met within a designated period of time.

                  8.3 GRANTS. Subject to Section 5, Performance Units may be awarded alone or in addition to any other Awards. Subject to the terms of this Plan, the Committee shall determine the number of Performance Units to be awarded to a Participant and the Committee may impose different terms and conditions on any particular Performance Units awarded to any Participant.

                  8.4 PERFORMANCE GOALS AND PERFORMANCE PERIODS. Participants receiving Awards of Performance Units shall only earn into and be entitled to payment in respect of such Awards if the Company, a Subsidiary and/or a division of the Company specified by the Committee (a "Division") and/or the Participant satisfy certain performance goals (the "Performance Goals") during and in respect of a designated performance period as determined by the Committee (the "Performance Period"). Performance Goals and the Performance Period shall be established by the Committee in its sole discretion. Performance Periods may overlap each other from time to time. The Committee shall establish Performance Goals for each Performance Period prior to, or as soon as practicable after, the commencement of such Performance Period. The Committee shall also establish a schedule or schedules for such Performance Units setting forth the portion of the Award which will be earned or forfeited based on the degree of achievement, or lack thereof, of the Performance Goals at the end of the relevant Performance Period. In setting Performance Goals, the Committee may use, but shall not be limited to, such measures as total shareholder return, return on equity, return on assets, net earnings per share growth, comparisons to peer companies, divisional goals, individual or aggregate Participant performance or such other measure or measures of performance as the Committee, in its sole discretion, may deem appropriate. Such performance measures shall be defined as to their respective components and meanings by the Committee in its sole discretion. During any Performance Period, the Committee shall have the authority to adjust the Performance Goals in such manner as the Committee, in its sole discretion, deems appropriate with respect to such Performance Period. In addition to the Performance Goals, the Committee may also require a minimum shareholder return (threshold) be attained before consideration is

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given to any results achieved on the Performance Goals. Should the Company, a
Subsidiary, a Division and/or the Participant achieve the applicable Performance Goals, but the minimum shareholder return (threshold) is not satisfied, then the Participant's earning into and right to receive payment under the Performance Units awarded may be deferred by the Committee for up to two (2) year(s) until the threshold is satisfied. If the minimum shareholder return (threshold) is not satisfied within such additional period of time, then the Performance Units awarded shall lapse and be forfeited.

                  8.5 PAYMENT OF UNITS. With respect to each Performance Unit, the Participant shall, if the applicable Performance Goals and minimum shareholder return (threshold) have been satisfied by the Company, a Subsidiary, a Division and/or the Participant, as applicable, during the relevant Performance Period, be entitled to receive payment in an amount equal to the designated value of each Performance Unit awarded times the number of such Performance Units so earned. Payment in settlement of earned Performance Units shall be made as soon as practical following the conclusion of the applicable Performance Period in cash, in shares of unrestricted Common Stock or in Restricted Stock, as the Committee, in its sole discretion, shall determine and provide in the relevant Award Agreement. Should the Company, a Subsidiary, a Division and/or the Participant satisfy the applicable Performance Goals, but the minimum shareholder return (threshold) is not satisfied, then the Participant's earning into and right to receive payment under the Performance Units awarded may be deferred by the Committee for up to two (2) year(s) until the threshold is satisfied. If the minimum shareholder return (threshold) is not satisfied within such additional period of time, then the Performance Units awarded shall lapse and be forfeited.

         9.       STOCK PURCHASE RIGHTS.

                  9.1 TERMS AND CONDITIONS. Awards of Stock Purchase Rights shall be in the form of grants of rights to elect to make payroll deductions to be used to purchase shares of Common Stock. Stock Purchase Rights Awards shall be subject to the terms and conditions set forth in this Section 9 and any additional terms and conditions, not inconsistent with the express terms and conditions of this Plan, as the Committee shall set forth in the relevant Stock Purchase Agreement.

                  9.2 STOCK PURCHASE RIGHTS GRANTS. An Award of Stock Purchase Rights may be in such form as the Committee may from time to time approve. Subject to Section 5, Stock Purchase Rights may be awarded alone or in addition to other Awards. Effective on the Offering Commencement Date of each Offering Period, each eligible Participant participating in such Offering Period shall be granted a Stock Purchase Right on the Purchase Date of such Offering Period, at the applicable Purchase Price, a number of shares of Common Stock determined by dividing such Employee's total payroll deductions actually made before such Purchase Date and retained in the Participant's account as of the Purchase Date by the applicable Purchase Price without adjustment for changes in the Compensation of the Participant.

                  9.3      SUBSCRIPTION.

                           9.3.1    A Participant may exercise Stock Purchase
Rights awarded to him or her by completing a Stock Purchase Subscription Agreement authorizing payroll deductions in

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the form provided by the Company and filing it with the designated accounting representative of the Company before the applicable Offering Commencement Date, unless a later time for submission is set by the Committee for all Participants with respect to a given Offering Period.

                           9.3.2    Payroll deductions for a Participant shall
commence on the first payroll date occurring in the January following the applicable Offering Commencement Date and shall end on the last payroll date in the November before the Purchase Date of the Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in this Section 9.

                  9.4 OFFERING PERIODS. There shall be consecutive Offering Periods of twelve (12) months duration under this Plan, with a new Offering Period commencing on the first Trading Day on or after December 15th each year, or on such other date as the Committee shall determine, and continuing thereafter until terminated in accordance with Section 9.12 hereof. The Committee shall have the power to change the duration and timing of Offering Periods with respect to future offerings without shareholder approval.

                  9.5      PAYROLL DEDUCTIONS.

                           9.5.1    At the time a Participant files his or her
Stock Purchase Agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not less than ten dollars ($10.00) and not more than is permissible under the provisions of
Section 5.

                           9.5.2    All payroll deductions made for a
Participant shall be credited to his or her account under this Plan. A Participant may not make any additional payments into such account. A Participant's account shall be only a bookkeeping account maintained by the Company, and neither the Company nor any Subsidiary shall be obligated to segregate or hold in trust or escrow any funds in a Participant's account. Amounts not expended because of the Plan rule that fractional shares shall not be purchased shall be refunded to the Participant.

                           9.5.3    A Participant may discontinue his or her
exercise of Stock Purchase Rights awarded to him or her as provided in Section
9.8 hereof, or may increase or decrease the rate of his or her payroll deductions during the Offering Period, by completing and filing with the designated accounting representative of the Company a new Stock Purchase Subscription Agreement authorizing a change in payroll deduction rate. Unless otherwise authorized by the Committee, a Participant may not change his or her payroll deduction rate more than twice during any Offering Period. The change in rate shall be effective with the first payroll period following thirty (30) business days after receipt of the new Stock Purchase Subscription Agreement by the designated accounting representative of the Company unless the Company elects to process a given change in participation more quickly.

                           9.5.4    Notwithstanding the foregoing, to the extent
necessary to comply with the limitations of Section 423(b)(8) of the Code and
Section 5 hereof, a Participant's payroll deductions may be decreased to zero percent (0%) at any time during an Offering Period.

                           9.5.5    At the time a Stock Purchase Right is
exercised, in whole or in part, or at the time some or all of the Common Stock issued under this Plan in connection with

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the Stock Purchase Rights awarded to the Participant is disposed of, the
Participant must make adequate provision for federal, state, or other tax withholding obligations, if any, arising upon the exercise of the Stock Purchase Right or the disposition of the Common Stock. The Company may, but shall not be obligated to, withhold from the Participant's Compensation the amount necessary for the Company to meet applicable withholding obligations related to the Participant's tax obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Participant that may be available to it.

                  9.6 EXERCISE OF STOCK PURCHASE RIGHT. Unless a Participant withdraws from participating in the awarding of Stock Purchase Rights pursuant to this Section 9 as provided in Section 9.8 hereof, his or her Stock Purchase Rights shall be exercised automatically on the Purchase Date, and the maximum number of full shares subject to the Stock Purchase Rights shall be purchased for such Participant at the applicable Purchase Price with the accumulated payroll deductions in the Participant's account. No fractional shares shall be purchased; any payroll deductions accumulated in a Participant's account that are insufficient to purchase a full share shall be retained in the Participant's account for the subsequent Offering Period, subject to earlier withdrawal by the Participant as provided in Section 9.8 hereof. Any other funds left over in a Participant's account after the Purchase Date shall be returned to the Participant. During a Participant's lifetime, a Participant's Stock Purchase Rights exercisable only by him or her.

                  9.7 DELIVERY. As promptly as practicable after each Purchase Date on which a purchase of shares occurs, the Company shall arrange for the delivery to each Participant or his or her broker, or to a broker designated by the Committee, of a stock certificate evidencing the shares purchased upon exercise of the applicable Stock Purchase Rights. Shares may be registered in the name of the Participant or jointly in the name of the Participant and his or her spouse as joint tenants with right of survivorship, or as community property.

                  9.8      WITHDRAWAL.

                           9.8.1    A Participant may withdraw all, but not less
than all, the payroll deductions credited to his or her account and not yet used to exercise his or her Stock Purchase Rights under this Plan at any time on or before fifteen (15) calendar days before the Purchase Date by giving written notice to the designated accounting representative of the Company in the form provided by the Company. All of the Participant's payroll deductions credited to his or her account shall be paid to such Participant promptly after receipt of notice of withdrawal, such Participant's Stock Purchase Rights for the Offering Period shall automatically be terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period.

                           9.8.2    A Participant's withdrawal from an Offering
Period shall not have any effect upon his or her eligibility to participate in any succeeding Offering Period commencing after the termination of the Offering Period from which the Participant withdraws.

                  9.9 TERMINATION OF EMPLOYMENT. Upon a Participant's ceasing to be an Employee for any reason at any time on or before a Purchase Date of an Offering Period, he or she shall be deemed to have elected to withdraw from participation in the awarding and exercise

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

of Stock Purchase Rights pursuant to this Section 9, and the payroll deductions credited to such Participant's account during such Offering Period shall be returned to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 16.8 hereof, and such Participant's Stock Purchase Rights shall be automatically terminated.

                  9.10 INTEREST. No interest shall accrue or be payable on the payroll deductions of a Participant described in this Section 9.

                  9.11     MISCELLANEOUS.

                           9.11.1   No Participant shall have interest or voting
rights in shares covered by any of his or her Stock Purchase Rights or in any dividends declared by the Company in respect of its outstanding Common Stock until such Stock Purchase Right has been exercised.

                           9.11.2   Shares to be delivered to a Participant
under this Section 9 shall be registered in the name of the Participant or in the name of the Participant and his or her spouse, as designated by the Participant.

                           9.11.3   If on a given Purchase Date the number of
shares with respect to which Stock Purchase Rights are to be exercised exceeds the number of shares then available under this Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

                           9.11.4   Neither payroll deductions credited to a
Participant's account nor any rights with regard to the exercise of a Stock Purchase Right may be assigned, transferred, pledged, or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 16.8 hereof) by the Participant. Any such attempt at assignment, transfer, pledge, or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 9.8 hereof.

                           9.11.5   All payroll deductions received or held by
the Company under this Section 9 shall be general corporate funds and as such may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions or pay interest thereon.

                           9.11.6   Individual accounts shall be maintained for
each Participant receiving Stock Purchase Rights under this Section 9. Statements of account shall be given to Participants at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased, and the remaining cash balance, if any.

                  9.12     TERMINATION.

                           9.12.1   The Committee may at any time and for any
reason terminate the operation of or amend this Section 9. No such termination shall affect Stock Purchase Rights previously granted, provided that an Offering Period may be terminated by the Committee on any Purchase Date if the Committee determines that the termination of the Offering Period is in

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

the best interests of the Company and its shareholders. Except as provided in this Section 9.11, no amendment may make any change in any Stock Purchase Rights theretofore granted that adversely affects the rights of any Participant. To the extent necessary to comply with Section 423 of the Code (or any other applicable law, regulation, or stock exchange rule), the Company shall obtain shareholder approval in such manner and to such degree as required.

                           9.12.2   Without shareholder consent and without
regard to whether any Participant's rights may be considered to have been "adversely affected," the Committee shall be entitled to: change the Offering Periods, the maximum amount of permitted payroll deductions, and the frequency and/or number of permitted changes in the amount withheld during an Offering Period; establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars; permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections; establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant's Compensation; and establish such other limitations and procedures as the Committee determines in its sole discretion are advisable.

                           9.12.3   In the event that the Committee determines
that the ongoing operation of this Section 9 may result in unfavorable financial accounting consequences, the Committee may, in its discretion and, to the extent necessary or desirable, modify or amend this Plan to reduce or eliminate such accounting consequences including, but not limited to:

                  (a) altering the Purchase Price for any Offering Period, including an Offering Period underway at the time of the change in Purchase Price; or

                  (b) shortening any Offering Period so that the Offering Period ends on a new Purchase Date, including an Offering Period underway at the time of the Committee action.

Such modifications or amendments shall not require shareholder approval or the consent of any Participants under this Section 9.

         10. DEFERRAL ELECTIONS. The Committee may permit a Participant to elect to defer receipt of any payment of cash or any delivery of shares of Common Stock that would otherwise be due to such Participant by virtue of the exercise, earn out or settlement of any Award made under Section 6, 7 or 8 of this Plan. If any such election is permitted, the Committee shall establish rules and procedures for such deferrals, including, without limitation, the payment or crediting of reasonable interest on such deferred amounts credited in cash or the crediting of dividend equivalents in respect of deferred Awards credited in shares of Common Stock.

         11.      TERMINATION OF EMPLOYMENT.

                  11.1     GENERAL. Subject to the terms and conditions of
Section 14 and except as otherwise provided in Section 9 with respect to Stock Purchase Rights, if, and to the extent, the terms and conditions under which an Award may be exercised, earned out or settled after a Participant's termination of employment or a Non-Employee Director ceases to be a director, for

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

any particular reason shall not have been set forth in the relevant Award Agreement, by and as determined by the Committee in its sole discretion, the following terms and conditions shall apply as appropriate and as not inconsistent with the terms and conditions, if any, of such Award Agreement:

                           11.1.1   Except as otherwise provided in this Section
11.1.1:

                  (a) If a Participant's employment by the Company or any of its Subsidiaries is terminated for any reason (other than Disability, Retirement or death) while Stock Options granted to such Participant are non-vested, such Participant's rights, if any, to exercise any non-vested Stock Options, if any, shall immediately terminate and the Participant (and such Participant's estate, designated beneficiary or other legal representative) shall forfeit any rights or interest in or with respect to any such Stock Options. In the event of Disability, Retirement or death while a Participant's Stock Options are non-vested, such non-vested Stock Options shall become vested to the extent determined by the Committee.

                  (b) The Committee, in its sole discretion, may determine that vested Stock Options, if any, of a Participant whose employment terminates other than by reason of death, Disability or Retirement, to the extent exercisable immediately prior to such termination of employment, may remain exercisable for a specified time period not to exceed thirty (30) days after such termination (subject to the applicable terms and provisions of this Plan [and any rules or procedures hereunder] and the relevant Award Agreement).

                  (c) If a Participant's termination of employment is due to Disability, a Participant shall have the right, subject to the applicable terms and provisions of this Plan (and any rules or procedures hereunder) and the relevant Award Agreement, to exercise Incentive Stock Options, if any, at any time within the period ending on the earlier of the end of the term of such Incentive Stock Options and the first anniversary of the date of termination due to Disability (to the extent such Participant was entitled to exercise any such Incentive Stock Options immediately prior to such termination).

                  (d) If a Participant's termination of employment is due to Retirement, a Participant shall have the right, subject to the applicable terms and provisions of this Plan (and any rules or procedures hereunder) and the relevant Award Agreement, to exercise Incentive Stock Options, if any, at any time within three (3) months following such termination due to Retirement (to the extent such Participant was entitled to exercise any such Incentive Stock Options immediately prior to such termination).

                  (e) If any Participant dies while entitled to exercise a Stock Option, if any, such Participant's estate, designated beneficiary or other legal representative, as the case may be, shall have the right, subject to the applicable provisions of this Plan (and any rules or procedures hereunder) and the relevant Award Agreement, to exercise such Stock Options, if any, at any time within one (1) year from the date of such Participant's death (but in no event more than one (1) year from the date of such Participant's termination of

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

         employment due to Disability) or three (3) months from the date of such Participant's termination of employment due to Retirement, as applicable.

                  (f) If vested Stock Options held by a Participant whose employment is terminated by reason of Disability or Retirement are Non-Qualified Stock Options the Participant shall have the right, subject to the applicable terms and provisions of this Plan (and any rules and procedures hereunder) and the relevant Award Agreement, to exercise such Non-Qualified Stock Options at any time following the Participant's termination of employment (to the extent the Participant was entitled to exercise such Non-Qualified Stock Options immediately prior to such termination) and prior to the expiration date of such Non-Qualified Stock Options as fixed by the Committee and set forth in the Award Agreement related thereto.

                  (g) If a Non-Employee Director ceases to be a director for any reason (other than Disability, Retirement or death) while Non-Qualified Stock Options granted to such Non-Employee Director are non-vested, such Non-Employee Director's rights, if any, to exercise any non-vested Non-Qualified Stock Options, if any, shall immediately terminate and the Non-Employee Director (and such Non-Employee Director's estate, designated beneficiary or other legal representative) shall forfeit any rights or interest in or with respect to any such Non-Qualified Stock Options. In the event of the Disability, Retirement or death of a Non-Employee Director while the Non-Employee Director's Non-Qualified Stock Options are non-vested, such non-vested, Non-Qualified Stock Options shall become vested to the extent determined by the Committee. The Committee, in its sole discretion, may determine that vested Non-Qualified Stock Options, if any, of a Non-Employee Director who ceases to be a director other than by reason of death, Disability or Retirement, to the extent exercisable immediately prior to such cessation, may remain exercisable for a specified time period not to exceed thirty (30) days after such cessation (subject to the applicable terms and provisions of this Plan [and any rules or procedures hereunder] and the relevant Award Agreement). If the cessation of a Non-Employee Director's status as a director is due to Retirement or Disability, the Non-Employee Director shall have the right, subject to the applicable terms and provisions of this Plan (and any rules or procedures hereunder) and the relevant Award Agreement, to exercise such Non-Qualified Stock Options, if any, at any time within the following such cessation due to Retirement or Disability (to the extent such Non-Employee Director was entitled to exercise any such Non-Qualified Stock Options immediately prior to such cessation) and prior to the expiration date of such Non-Qualified Stock Options as fixed by the Committee and as set forth in the Award Agreement related thereto. If any Non-Employee Director dies while entitled to exercise Non-Qualified Stock Options, such Non-Employee Director's estate, designated beneficiary or other legal representative, as the case may be, shall have the right, subject to the applicable provisions of this Plan (and any rules or procedures hereunder) and the relevant Award Agreement, to exercise such Non-Qualified Stock Options, if any, at any time within one (1) year from the date of such Non-Employee Director's death.

                           11.1.2   If a Participant's employment with the
Company or any of its Subsidiaries is terminated for any reason (other than Disability, Retirement or death) prior to the satisfaction and/or lapse of the restrictions, terms and conditions applicable to Restricted

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

Award(s), such Restricted Award or Awards shall be forfeited, unless the Committee in its discretion determines otherwise. In the event of a Participant's Disability, Retirement or death during the Restricted Period, shares of Restricted Stock shall become free of restrictions to the extent determined by the Committee.

                           11.1.3   If a Participant's employment with the
Company or any of its Subsidiaries is terminated for any reason (other than Disability, Retirement or death) prior to the completion of any Performance Period, all of such Participant's Performance Units earnable in relation to such Performance Period shall be forfeited. If a Participant's termination of employment is due to Disability, Retirement or death, the disposition of the Participation Units of such Participant earnable in the Performance Period in which such termination occurs will be determined by the Committee in its discretion.

         12.      NON-TRANSFERABILITY OF AWARDS.

                  (a) Except as otherwise provided in Section 12(b), no Award under this Plan or any Award Agreement, and no rights or interests therein, shall or may be assigned, transferred, sold, exchanged, pledged, disposed of or otherwise hypothecated or encumbered by a Participant or any beneficiary thereof, except by testamentary disposition or the laws of descent and distribution. No such right or interest shall be subject to seizure for the payment of the Participant's (or any beneficiary's) debts, judgments, alimony, or separation maintenance or be transferable by operation of law in the event of the Participant's (or any beneficiary's) bankruptcy or insolvency. Except as otherwise provided in Section 12(b), during the lifetime of a Participant, Stock Options are exercisable only by the Participant.

                  (b) A Participant who holds Non-Qualified Stock Options (whether such Stock Options were Non-Qualified Stock Options when awarded or subsequent to the Award thereof became Non-Qualified Stock Options pursuant to applicable law or any provision of this Plan) may assign those Non-Qualified Stock Options to a Permitted Assignee (as defined below) at any time after the Award, but prior to the expiration date, of such Non-Qualified Stock Options if as of the time of such transfer (i) a registration statement on Form S-8 (or any successor form) filed by the Company under the Securities Act of 1933, as in effect and as amended from time to time, or any successor statute thereto (the "Securities Act"), with respect to this Plan (and the Awards granted and shares of Common Stock issuable hereunder) and (ii) a registration statement on Form S-3 (or any successor form) filed by the Company under the Securities Act with respect to shares of Common Stock issuable to Permitted Assignees have been declared effective by the Securities and Exchange Commission ("SEC") and all applicable state securities and "blue sky" authorities, and remain in effect. Each such transferred Non-Qualified Stock Option shall continue to be governed by the applicable terms and provisions of this Plan (and any rules or procedures hereunder) and the applicable Award Agreement with the transferor Participant, and the Permitted Assignee shall be entitled to the same rights and subject to the same obligations, restrictions, limitations and prohibitions under this Plan and such Award Agreement as the transferor Participant, as if such assignment had not taken place; provided, however, that no Non-Qualified Stock Option assigned to a Permitted Assignee may be assigned by that Permitted Assignee.

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

         The term "Permitted Assignee" shall mean (w) the child, stepchild, grandchild, parent, step-parent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of a Participant, including adoptive relationships, or any person sharing a Participant's household (other than a tenant or employee), (x) a trust in which persons listed in item (w) have more than fifty percent of the beneficial interest, (y) a foundation in which persons listed in item (w), or the Participant, control the management of assets, or (z) any other entity in which the persons listed in item (w), or the Participant, own more than fifty percent of the voting interests, who acquires Non-Qualified Stock Options from a Participant through a gift or domestic relations order.

         13.      CHANGES IN CAPITALIZATION AND OTHER MATTERS.

                  13.1 NO CORPORATE ACTION RESTRICTION. The existence of this Plan, Award Agreements and/or the Awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the shareholders of the Company to make or authorize (a) any adjustment, recapitalization, reorganization or other change in the Company's or any Subsidiary's capital structure or its business, (b) any merger, share exchange or change in the ownership of the Company or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stocks ahead of or affecting the Company's or any Subsidiary's capital stock or the rights thereof,
(d) any dissolution or liquidation of the Company or any Subsidiary, (e) any sale or transfer of all or any part of the Company's or any Subsidiary's assets or business, or (f) any other corporate act or proceeding by the Company or any Subsidiary. No Participant, Permitted Assignee, beneficiary or any other person shall have any claim against any member of the Board, the Committee, the Company or any Subsidiary as a result of any such action.

                  13.2 RECAPITALIZATION ADJUSTMENTS. In the event of any change in capitalization affecting the Common Stock, including, without limitation, a stock dividend or other distribution, stock split, reverse stock split, recapitalization, merger, acquisition, subdivision, split-up, spin-off, split-off, combination or exchange of shares or other form of reorganization, or any other change affecting the Common Stock, the Board, in its sole discretion, may authorize and make such proportionate adjustments, if any, as the Board may deem appropriate to reflect such change, including, without limitation, with respect to the aggregate number of shares of the Common Stock for which Awards in respect thereof may be granted under this Plan, the maximum number of shares of the Common Stock which may be sold or awarded to any Participant, any number of shares of the Common Stock covered by each outstanding Award, and the exercise price, Purchase Price or other price per share of Common Stock in respect of outstanding Awards.

         14.      CHANGE IN CONTROL.

                  14.1 ACCELERATION OF AWARDS VESTING. Except as otherwise provided in Section 14.2, if a Change in Control of the Company occurs (a) all Stock Options then unexercised and outstanding shall become fully exercisable as of the date of the Change in Control, (b) all restrictions, terms and conditions applicable to all Restricted Stock then outstanding shall be deemed lapsed and satisfied as of the date of the Change in Control, and (c)

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all outstanding Performance Units shall be deemed to have been fully earned as of the date of the Change in Control.

                  14.2 SIX-MONTH RULE. The provisions of Section 14.1 shall not apply to any of the Awards described in Section 14.1 that has been granted and outstanding for less than six (6) months as of the date of the Change in Control.

                  14.3 PAYMENT AFTER CHANGE IN CONTROL. Within thirty (30) days after a Change in Control occurs, (a) the holder of an Award of Restricted Stock shall receive a new certificate for such shares without the legend set forth in Section 7.3.2, and (b) the holder of an Award of Performance Units shall receive payment of the value of such Award in cash.

                  14.4 TERMINATION AS A RESULT OF A POTENTIAL CHANGE IN CONTROL. In determining the applicability of Section 14.1, if (a) a Participant's employment is terminated by the Company or any Subsidiary prior to a Change in Control without Cause at the request of a Person who has entered into an agreement with the Company the consummation of which will constitute a Change in Control, or (b) the Participant terminates his or her employment with the Company or any Subsidiary for Good Reason prior to a Change in Control and the circumstance or event which constitutes Good Reason occurs at the request of the Person described in Section 14.4(a), then for purposes of this Section 14, a Change in Control shall be deemed to have occurred immediately prior to such Participant's termination of employment.

                  14.5 DEFINITIONS. For purposes of this Section 14, the following words and phrases shall have the meaning specified:

                           14.5.1   "BENEFICIAL OWNER" shall have the meaning
set forth in SEC Regulation Section 240.13d-3 or any successor regulation.

                           14.5.2   "CAUSE" shall mean, unless otherwise defined
in an employee Participant's individual employment agreement with the Company or any Subsidiary (in which case such employment agreement definition shall govern), (a) the indictment of the Participant for any serious crime, (b) the willful and continued failure by the Participant to substantially perform the Participant's duties, as they may be defined from time to time, with the Participant's primary employer or to abide by the written policies of the Company or the Participant's primary employer (other than any such failure resulting from the Participant's incapacity due to physical or mental illness), or (c) the willful engaging by the Participant in conduct which is demonstrably and materially injurious to the Company or any Subsidiary, monetarily or otherwise. For purposes of the preceding sentence, no act shall be considered "willful" unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that such act, or failure to act, was in the best interests of the Company and its Subsidiaries.

                           14.5.3   A "CHANGE IN CONTROL" shall be deemed to
have occurred if any one of the following conditions shall have been satisfied:

                  (a) any Person becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by any such Person any securities acquired directly from the Company) representing twenty-five

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

         percent (25%) or more of the combined voting power of the Company's then outstanding securities; or

                  (b) during any period of twenty-four (24) consecutive months, individuals who at the beginning of such period constituted the Board and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in Sections 13.5.3(a), 13.5.3(c) or 13.5.3(d)) whose election or nomination for election to the Board was or is approved of by a vote of at least two-thirds of the directors at the beginning of such twenty-four (24) month period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board; or

                  (c) the shareholders of the Company approve and the action is implemented to merge the Company with any other corporation, to effect a share exchange for the Company's outstanding securities, or to effect a complete liquidation of the Company, other than a merger, share exchange, or liquidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the Surviving Entity), in combination with the ownership of any trustee or other fiduciary holding securities under any benefit plan of the Company or any Subsidiary, more than seventy-five percent (75%) of the combined voting power of the voting securities of the Company or such Surviving Entity outstanding immediately after such merger, share exchange or liquidation; or

                  (d) the shareholders of the Company approve an agreement for the sale or disposition by the Company (other than to a Subsidiary) of all or substantially all of the Company's assets.

         Notwithstanding the foregoing, with respect to a particular Participant a Change in Control shall not include any event, circumstance or transaction which results from the action of any Person which is or includes, is affiliated with, or is wholly or partly controlled by one or more executive officers of the Company or any Subsidiary and in which entity or group the Participant participates.

                           14.5.4   "GOOD REASON" for termination by a
Participant of the Participant's employment shall mean, for purposes of this
Section 14, unless otherwise defined in the Participant's individual employment agreement with the Company or any Subsidiary (in which case such employment agreement definition shall govern), the occurrence (without the Participant's consent) of any one of the following:

                  (a) the assignment to the Participant of any duties and/or responsibilities substantially and significantly inconsistent with the nature and status of the Participant's duties and/or responsibilities immediately prior to any Potential Change in Control, or a substantial and significant adverse alteration in the nature or status of the employee's duties and/or responsibilities from those in effect immediately prior to any such Potential Change in Control; provided, however, that a redesignation of the Participant's title shall not under any circumstances constitute Good Reason if the Participant's overall status among the Company and its Subsidiaries is not substantially and significantly adversely affected; or

                  (b) a reduction in the Participant's rate of annual base salary as in effect on the day prior to the occurrence of a Potential Change in Control, where "annual base salary" is the Participant's regular basic annual compensation prior to any reduction therein under a salary reduction agreement pursuant to Section 401(k) or Section 125 of the Code, and, without limitation, shall not include, fees, retainers, reimbursements, bonuses, incentive awards, prizes or similar payments.

                           14.5.5   "PERSON" shall have the meaning given in
Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; provided, however, a Person shall not include (a) the Company or any Subsidiary, (b) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a Subsidiary qualified under Section 401(a) of the Code, (c) an underwriter temporarily holding securities pursuant to an offering of such securities, or (d) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of securities of the Company.

                           14.5.6   "POTENTIAL CHANGE IN CONTROL" shall be
deemed to have occurred if any one of the following conditions shall have been satisfied:

                  (a) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control; or

                  (b) the Company or any Person publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control; or

                  (c) any Person becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing ten percent (10%) or more of the combined voting power of the Company's then outstanding securities, or any Person increases such Person's beneficial ownership of such securities by five (5) percentage points or more over the percentage so owned by such Person on January 1, 2002; or

                  (d) the Board adopts a resolution to the effect that, for purposes of this Plan, a Potential Change in Control has occurred.

                           14.5.7   "SURVIVING ENTITY" shall mean only an entity
in which all or substantially all of the Company's shareholders immediately before any merger, share exchange or liquidation become shareholders by the terms of such merger, share exchange or liquidation.

                  14.6 ADVERSE TAX CONSEQUENCES. If the making of any payment or payments pursuant to this Section 14 or otherwise would (a) subject the Participant to an excise tax under Section 4999 of the Code, or any like or successor section thereto, or (b) result in the Company's loss of a federal income tax deduction for such payments under Section 280G of the Code, or any like or successor section thereto (either or both, an "Adverse Tax Consequence"), then, unless otherwise expressly provided in a relevant Award Agreement, the payments attributable to this Plan that are "parachute payments" within the meaning of such Section 280G of the Code shall be reduced, as determined by the Committee in its sole discretion, but after consultation with the Participant affected, to the extent necessary to avoid any Adverse Tax Consequence. Any disputes regarding whether any payments to a Participant would result in an Adverse Tax Consequence shall be resolved by an opinion of a nationally recognized accounting firm acceptable to the Company and the Participant (with the Company's independent auditors being deemed acceptable).

         15.      AMENDMENT, SUSPENSION AND TERMINATION.

                  15.1     IN GENERAL. In addition to its rights under Section
9.11 with respect to Stock Purchase Rights, the Board may suspend or terminate this Plan (or any portion thereof) at any time and may amend this Plan at any time and from time to time in such respects as the Board may deem advisable to insure that any and all Awards conform to or otherwise reflect any change in applicable laws or regulations, or to permit the Company or the Participants to benefit from any change in applicable laws or regulations, or in any other respect the Board may deem to be in the best interests of the Company or any Subsidiary; provided, however, that no such amendment shall, without majority (or such greater percentage if required by law, charter, by-law or other regulation or rule) shareholder approval to the extent required by law or the rules of any exchange upon which the Common Stock is listed, (a) except as provided in Section 13, materially increase the number of shares of Common Stock which may be issued under this Plan, (b) materially modify the requirements as to eligibility for participation in this Plan, (c) materially increase the benefits accruing to Participants under this Plan, or (d) extend the termination date of this Plan. No such amendment, suspension or termination shall (i) materially adversely affect the rights of any Participant under any outstanding Award, without the consent of such Participant, or (ii) make any change that would disqualify this Plan, or any other plan of the Company or any Subsidiary intended to be so qualified, from (A) the exemption provided by SEC Regulation
Section 240.16b-3, or any successor thereto, or (B) the benefits provided under
Section 422 of the Code or any successor thereto.

                  15.2 AWARD AGREEMENTS. The Committee may amend or modify at any time and from time to time any outstanding Award and Award Agreement, in any manner to the extent that the Committee would have had the authority under this Plan to initially determine the restrictions, terms and provisions of such Award, including, without limitation, to change the date or dates as of which Stock Options may be exercised. No such amendment or modification shall, however, materially adversely affect the rights of any Participant under any such Award and Award Agreement without the consent of such Participant.

         16.      MISCELLANEOUS.

                  16.1 TAX WITHHOLDING. The Company shall have the right to deduct from any payment or settlement under this Plan, including, without limitation, the exercise of any Stock Option, or the delivery or vesting of any shares of Common Stock, Restricted Stock, any federal, state, local or other taxes of any kind which the Committee, in its sole discretion, deems necessary to be withheld to comply with the Code and/or any other applicable law, rule or regulation. If the Committee, in its sole discretion, permits shares of Common Stock to be used to satisfy any such tax withholding, such Common Stock shall be valued based on the Fair Market Value of such stock as of the date the tax withholding is required to be made, such date to be determined by the Committee. The Committee may establish rules limiting the use of Common Stock to meet withholding requirements by Participants who are subject to Section 16 of the Exchange Act.

                  16.2 NO RIGHT TO EMPLOYMENT. Neither the adoption of this Plan, the granting of any Award, nor the execution of any Award Agreement shall confer upon any employee of the Company or any Subsidiary any right to continued employment with the Company or any Subsidiary, as the case may be, nor shall it interfere in any way with the right, if any, of the Company or any Subsidiary to terminate the employment of any employee at any time for any reason.

                  16.3 UNFUNDED PLAN. This Plan shall be unfunded and the Company shall not be required to segregate any assets in connection with any Awards. Any liability of the Company to any person with respect to any Award or any Award Agreement shall be based solely upon the contractual obligations that may be created as a result of this Plan or any such Award or Award Agreement. No such obligation of the Company shall be deemed to be secured by any pledge of, encumbrance on, or other interest in, any property or asset of the Company or any Subsidiary. Nothing contained in this Plan or any Award Agreement shall be construed as creating in respect of any Participant (or beneficiary thereof, any Permitted Assignee or any other person) any equity or other interest of any kind in any assets of the Company or any Subsidiary or creating a trust of any kind or a fiduciary relationship of any kind between the Company, any Subsidiary and/or any such Participant, any beneficiary, any Permitted Assignee or any other person.

                  16.4 PAYMENTS TO A TRUST. The Committee is authorized to cause to be established a trust agreement or several trust agreements or similar arrangements from which the Committee may make payments of amounts due or to become due to any Participants under this Plan.

                  16.5 OTHER COMPANY BENEFIT AND COMPENSATION PROGRAMS. Payments and other benefits received by a Participant under an Award shall not be deemed a part of a Participant's Compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Company or any Subsidiary unless expressly provided in such other plans or arrangements, or except where the Board expressly determines in writing that inclusion of an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive annual base salary or other cash compensation. Awards may be made in addition to, in combination with, or as alternatives to, grants, awards or payments under any other plans or arrangements of the Company or its Subsidiaries. The existence of this Plan notwithstanding, the Company or any Subsidiary may adopt such other compensation plans or programs and additional compensation arrangements as it deems necessary to attract, retain and motivate employees.

                  16.6 LISTING, REGISTRATION AND OTHER LEGAL COMPLIANCE. No Award shall be made and no shares of the Common Stock shall be issued under this Plan, and no assignment of a Non-Qualified Stock Option to a Permitted Assignee shall be made, unless legal counsel for the Company shall be satisfied that such issuance or assignment will be in compliance with all applicable federal and state securities laws and regulations and any other applicable laws or regulations. The Committee may require, as a condition of any payment of any Award, share issuance or assignment of Non-Qualified Stock Options, that certain agreements, undertakings, representations, certificates, and/or information, as the Committee may deem necessary or advisable, be executed or provided to the Company to assure compliance with all such applicable laws or regulations. Certificates for shares of the Restricted Stock and/or Common Stock delivered under this Plan may be subject to such stock transfer orders and such other restrictions as the Committee may deem advisable under the rules, regulations, or other requirements of the SEC, and the Nasdaq, or any stock exchange on which the Common Stock is listed, and any applicable federal or state securities law. The Committee may cause a legend or legends to be put on any such share certificates to make appropriate reference to such restrictions. In addition, if, at any time specified herein (or in any Award Agreement) for (a) the making of any determination, (b) the issuance or other distribution of Restricted Stock and/or Common Stock, or (c) the payment of amounts to or through a Participant with respect to any Award, any law, rule, regulation or other requirement of any governmental authority or agency shall require either the Company, any Subsidiary, any Participant (or any designated beneficiary or other legal representative) or any Permitted Assignee to take any action in connection with any such determination, any such shares to be issued or distributed, any such payment, or the making of any such determination, as the case may be, shall be deferred until such required action is taken. If at any time and from time to time the Committee determines, in its sole discretion, that the listing, registration or qualification of any Award, or any Common Stock or property covered by or subject to such Award, upon the Nasdaq or any stock exchange, or under any foreign, federal, state or local securities or other law, rule or regulation is necessary or desirable as a condition to or in connection with the granting of such Award or the issuance or delivery of Restricted Stock and/or Common Stock or other property under such Award or otherwise, no such Award may be exercised or settled, or paid in Restricted Stock, Common Stock or other property, unless such listing, registration or qualification shall have been effected free of any conditions that are not acceptable to the Committee.

                  16.7 AWARD AGREEMENTS. Each Participant receiving an Award shall enter into an Award Agreement with the Company in a form specified by the Committee. Each such Participant shall agree to the restrictions, terms and conditions of the Award set forth therein.

                  16.8 DESIGNATION OF BENEFICIARY. Each Participant to whom an Award has been made may designate a beneficiary or beneficiaries to receive any payment which under the terms of this Plan and the relevant Award Agreement may become payable on or after the Participant's death. At any time, and from time to time, any such designation may be changed or canceled by the Participant without the consent of any such beneficiary. Any such designation, change or cancellation must be on a form provided for that purpose by the Committee and shall not be effective until received by the Committee. If no beneficiary has been named by a deceased Participant, or if the designated beneficiaries have predeceased the Participant, the beneficiary shall be the Participant's estate. If the Participant designates more than one beneficiary, any payments under this Plan to such beneficiaries shall be made in equal shares unless the Participant has expressly designated otherwise, in which case the payments shall be made in the shares designated by the Participant.

                  16.9 LEAVES OF ABSENCE/TRANSFERS. The Committee shall have the power to promulgate rules, policies and regulations and to make determinations, as it deems appropriate, under this Plan in respect of any leave of absence from the Company or any Subsidiary granted to a Participant. Without limiting the generality of the foregoing, the Committee may determine whether any such leave of absence shall be treated as if the Participant has terminated employment with the Company or any such Subsidiary. If a Participant transfers within the Company, or to or from any Subsidiary, such Participant shall not be deemed to have terminated employment as a result of such transfers.

                  16.10 GOVERNING LAW. This Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of North Carolina, without regard to principles of conflict of laws. Any titles and headings herein are for reference purposes only, and shall in no way limit, define or otherwise affect the meaning, construction or interpretation of any provisions of this Plan.

                  16.11 EFFECTIVE DATE. This Plan became effective as of February 15, 2002, subject to the condition of its approval by a majority of the First Commerce Corporation shareholders at First Commerce Corporation 2002 Annual Meeting of Shareholders.

                           NON-QUALIFIED STOCK OPTIONS
                             ASSIGNMENT AND CONSENT

         The undersigned holder (hereinafter referred to as "Holder") of non-qualified options to acquire shares of the common stock (hereinafter referred to as "NSOs") of Bank of Granite Corporation (hereinafter referred to as "GRAN") hereby assigns to the undersigned assignee (hereinafter referred to as "Assignee") NSOs to acquire the number of shares of common stock set forth in the description of assigned NSOs below and the Holder's rights and obligations with respect to such assigned NSOs under the Bank of Granite/First Commerce Corporation Omnibus Stock and Incentive Plan (hereinafter referred to as the "Plan") and under the "Award Agreement" (as defined in the Plan) evidencing the grant of such assigned NSOs. The Holder and the Assignee acknowledge and agree that such assignment is subject to the terms and conditions of the Plan, including, for example, the provisions of the Plan requiring that the Assignee be and remain a "Permitted Assignee" as defined under and for the period set forth in the Plan, and of the Award Agreement.

         The Assignee acknowledges and agrees that the Assignee has reviewed and understands the terms and conditions of both the Plan and the Award Agreement. The Holder and the Assignee each acknowledges and agrees that he, she or it has not relied upon GRAN or any of its employees, directors, representatives or agents for advice or guidance in electing to make or receive the assignment set forth herein.

         Description of assigned NSOs:

                  ______________      Date of Holder's Award Agreement

                  ______________      Number of shares acquirable by Holder
                                      under Award Agreement

                  ______________      Number of NSOs being assigned (i.e.,
                                      number of option shares being assigned)

         Executed and agreed to, this the ___ day of ___________, 20___.

HOLDER:                                   ASSIGNEE:

________________________________          ______________________________________
                                                       Signature

                                          ______________________________________
                                                    Please Print Name

                                          ______________________________________
                                                         Street

                                          ______________________________________
                                                 City, State and Zip Code

                                          ______________________________________
                                          Federal Taxpayer Identification Number

         Consented to, this the ___ day of ___________, 20___.

                                          BANK OF GRANITE CORPORATION

                                          By:  _________________________________
                                               Name and Title

                           PERFORMANCE UNIT AGREEMENT

                                 PURSUANT TO THE

                   BANK OF GRANITE/FIRST COMMERCE CORPORATION
                        OMNIBUS STOCK AND INCENTIVE PLAN

                                    * * * * *

Employee:

Agreement Date:

Number of Performance Units granted:

Designated value of each Performance Unit: $

Performance Period:

                                    * * * * *

         WHEREAS, THIS PERFORMANCE UNIT AGREEMENT (this "Agreement"), dated as of the Agreement Date specified above, by and between Bank of Granite Corporation, a Delaware corporation ("GRAN"), and the Employee specified above, is entered into pursuant to the Bank of Granite/First Commerce Corporation Omnibus Stock and Incentive Plan, as in effect and as amended from time to time (the "Plan"); and

         WHEREAS, the Employee is regarded as a key employee of GRAN or one or more of its Subsidiaries; and

         WHEREAS, the Committee has determined that it would be to the advantage and in the best interests of GRAN to grant the Performance Units provided for herein to the Employee as an inducement to commence service with, or to remain in the service of, GRAN (or one of its Subsidiaries) and as an incentive for increased effort during such service;

         NOW, THEREFORE, in consideration of the premises and subject to the terms and conditions set forth herein and in the Plan, the parties hereto mutually covenant and agree as follows.

         1. INCORPORATION BY REFERENCE; PLAN DOCUMENT RECEIPT. This Agreement is subject in all respects to the terms and provisions of the Plan, all of which terms and provisions are made a part of and incorporated in this Agreement (as if they were expressly set forth herein). Any capitalized term not defined in this Agreement shall have the meaning as is ascribed thereto under the Plan. The Employee hereby acknowledges receipt of a true copy of the Plan and that the Employee has read the Plan carefully and fully understands its content.

         2. GRANT OF PERFORMANCE UNITS. GRAN hereby grants to the Employee number of Performance Units specified above, subject to the achievement of the Performance Goals set forth on Schedule A attached hereto.

         3.       PAYMENT OF PERFORMANCE UNITS.

                  3.1. If the Employee is or has been employed by GRAN or any Subsidiary during the Performance Period specified above, and as of the last day of such Performance Period the Performance Goals and threshold requirements set forth on Schedule A have been achieved (or partially achieved) and exceeded threshold requirements, the Employee shall be entitled to receive payment as determined by the Committee in good faith in accordance with terms and provision of this Agreement and the Plan (and at the time specified in the Plan). Should the Company, Division and/or Participant achieve the applicable Performance Goals, but the minimum shareholder return (threshold) falls below the minimum expectations, then the Award opportunity may be deferred by the Committee for up to two (2) years until the threshold is exceeded. If the minimum shareholder return (threshold) is not achieved within such additional period of time, then no Award shall be paid. Payment shall be made in the form of [cash] [Restricted Stock] [unrestricted Common Stock] [Mark through all but one of options and initial].

                  3.2. Unless otherwise provided, if the Employee's employment with GRAN and its Subsidiaries is terminated for any reason prior to the end of the Performance Period specified above, the Employee's then outstanding unearned Performance Units shall be canceled and forfeited in accordance with Section 11 of the Plan.

         4. ASSIGNABILITY. Neither the Employee (nor an Employee's beneficiary) may sell, exchange, pledge, transfer, assign or otherwise encumber, hypothecate or dispose of the Performance Units Stock or the Employee's (or such beneficiary's) interest in or under this Agreement (other than by testamentary disposition by the Employee or the laws of descent and distribution).

         5. AMENDMENTS. The Board and/or the Committee shall have the right, in their sole discretion, to alter or amend this Agreement from time to time as provided in the Plan. GRAN shall give written notice to the Employee of any such alternation or amendment of this Agreement as promptly as practical after the adoption thereof. This Agreement may also be amended by a writing signed by both GRAN and the Employee.

         6. NOTICE. Any Notice which may be required or permitted under this Agreement shall be in writing, and may be delivered in person or via facsimile transmission, overnight courier service or certified mail, postage pre-paid, properly addressed as follows.

                  6.1. If such notice is to GRAN, to the attention of __________________, or at such other address as GRAN, by notice to the Employee, may designate in writing from time to time.

                  6.2. If such notice is to the Employee, at the address shown on the records of GRAN, or at such other address as the Employee, by notice to GRAN, may designate in writing from time to time.

         7. GOVERNING LAW; CONSTRUCTION. This Agreement shall be governed by and shall be construed in accordance with the laws of North Carolina. In the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.

         IN WITNESS WHEREOF, GRAN has caused this Agreement to be executed by its duly authorized officer, and the Employee has hereunto set his hand, all as of Option Date specified above.

ATTESTED:                                 BANK OF GRANITE CORPORATION

By:    _________________________          By:    _______________________________
                (Name)                                       (Name)

Title: _________________________          Title: _______________________________
           [Corporate Seal]

                                          (Employee)

                           RESTRICTED STOCK AGREEMENT

                                 PURSUANT TO THE

                   BNAK OF GRANITE/FIRST COMMERCE CORPORATION
                        OMNIBUS STOCK AND INCENTIVE PLAN

                                    * * * * *

Employee:

Agreement Date:

Number of shares of Restricted Stock granted:

Unrestricted shares of Common Stock to be delivered if employed on the following specified vesting dates:

                                          Number of Unrestricted
                Vesting Dates             Shares of Common Stock
                -------------             ----------------------
1.
2.
3.
4.
5.

                                    * * * * *

         WHEREAS, THIS RESTRICTED STOCK AGREEMENT (this "Agreement"), dated as of the Agreement Date specified above, by and between Bank of Granite Corporation, a Delaware corporation ("GRAN"), and the Employee specified above, is entered into pursuant to the Bank of Granite/First Commerce Corporation Omnibus Stock and Incentive Plan, as in effect and as amended from time to time (the "Plan"); and

         WHEREAS, the Employee is regarded as a key employee of GRAN or one or more of its Subsidiaries; and

         WHEREAS, the Committee has determined that it would be to the advantage and in the best interests of GRAN to grant the shares of Restricted Stock provided for herein to the Employee as an inducement to commence service with, or to remain in the service of, GRAN (or one of its Subsidiaries) and as an incentive for increased effort during such service;

         NOW, THEREFORE, in consideration of the premises and subject to the terms and conditions set forth herein and in the Plan, the parties hereto mutually covenant and agree as follows.

         1. INCORPORATION BY REFERENCE; PLAN DOCUMENT RECEIPT. This Agreement is subject in all respects to the terms and provisions of the Plan, all of which terms and provisions are made a part of and incorporated in this Agreement (as if they were expressly set forth herein). Any capitalized term not defined in this Agreement shall have the meaning as is ascribed thereto under the Plan. The Employee hereby acknowledges receipt of a true copy of the Plan and that the Employee has read the Plan carefully and fully understands its content.

         2. GRANT OF RESTRICTED STOCK. GRAN hereby grants to the Employee the number of shares of Restricted Stock specified above.

         3. DIVIDEND PAYMENTS. On each dividend payment date for shares of Common Stock the Employee shall be entitled to receive the cash dividend to be paid holders of record of Common Stock in respect of the outstanding fully-paid and non-assessable shares of Common Stock.

         4.       PAYMENT OF SHARES OF RESTRICTED STOCK.

                  4.1. If the Employee is employed by GRAN or any Subsidiary on a vesting date specified above, the Employee shall be entitled, in accordance with the terms and provisions of the Plan and at the time set forth therein, to receive a new stock certificate (registered in the Employee's name) for the number of shares of Common Stock set forth opposite such vesting date.

                  4.2. Unless otherwise provided, if the Employee's employment with GRAN and its Subsidiaries is terminated for any reason prior to any vesting date specified above, the Employee's then unvested shares of Restricted Stock shall be canceled and forfeited in accordance with Section 11 of the Plan.

         5. ASSIGNABILITY. Neither the Employee (nor an Employee's beneficiary) may sell, exchange, pledge, transfer, assign or otherwise encumber, hypothecate or dispose of the Restricted Stock or the Employee's (or such beneficiary's) interest in or under this Agreement (other than by testamentary disposition by the Employee or the laws of descent and distribution).

         6. AMENDMENTS. The Board and/or the Committee shall have the right, in their sole discretion, to alter or amend this Agreement from time to time as provided in the Plan. GRAN shall give written notice to the Employee of any such alternation or amendment of this Agreement as promptly as practical after the adoption thereof. This Agreement may also be amended by a writing signed by both GRAN and the Employee.

         7. NOTICE. Any Notice or other notice which may be required or permitted under this Agreement shall be in writing, and may be delivered in person or via facsimile transmission, overnight courier service or certified mail, postage pre-paid, properly addressed as follows.

                  7.1. If such notice is to GRAN, to the attention of _________________, or at such other address as GRAN, by notice to the Employee, may designate in writing from time to time.

                  7.2. If such notice is to the Employee, at the address shown on the records of GRAN, or at such other address as the Employee, by notice to GRAN, may designate in writing from time to time.

         8. GOVERNING LAW; CONSTRUCTION. This Agreement shall be governed by and shall be construed in accordance with the laws of North Carolina. In the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.

         IN WITNESS WHEREOF, GRAN has caused this Agreement to be executed by its duly authorized officer, and the Employee has hereunto set his hand, all as of Option Date specified above.

ATTESTED:                                 BANK OF GRANITE CORPORATION

By:    _________________________          By:    _______________________________
               (Name)                                       (Name)

Title: _________________________          Title: _______________________________
            [Corporate Seal]

                                          (Employee)

                      NON-QUALIFIED STOCK OPTION AGREEMENT
                                FOR KEY EMPLOYEES

                                 PURSUANT TO THE

                   BANK OF GRANITE/FIRST COMMERCE CORPORATION
                        OMNIBUS STOCK AND INCENTIVE PLAN

                                    * * * * *

Optionee:

Option Date:

Per Share Exercise Price:  $

Number of Option Shares subject to this Option:

Exercisable on the following vesting dates in respect of the following Option
Shares:

                                 Number of Unrestricted
             Vesting Dates       Shares of Common Stock
             -------------       ----------------------
1.
2.
3.
4.
5.

                                    * * * * *

         WHEREAS, THIS NON-QUALIFIED STOCK OPTION AGREEMENT (this "Agreement"), dated as of the Option Date specified above, by and between Bank of Granite Corporation, a Delaware corporation ("GRAN"), and the Optionee specified above, is entered into pursuant to the Bank of Granite/First Commerce Corporation Omnibus Stock and Incentive Plan, as in effect and as amended from time to time (the "Plan"); and

         WHEREAS, the Optionee is regarded as a key employee of GRAN or one or more of its Subsidiaries; and

         WHEREAS, the Committee has determined that it would be to the advantage and in the best interests of GRAN to grant the Incentive Stock Option provided for herein to the Optionee as an inducement to commence service with, or to remain in the service of, GRAN (or one of its Subsidiaries) and as an incentive for increased effort during such service;

         NOW, THEREFORE, in consideration of the premises and subject to the terms and conditions set forth herein and in the Plan, the parties hereto mutually covenant and agree as follows.

         1. INCORPORATION BY REFERENCE; PLAN DOCUMENT RECEIPT. This Agreement is subject in all respects to the terms and provisions of the Plan, all of which terms and provisions are made a part of and incorporated in this Agreement (as if they were expressly set forth herein). Any capitalized term not defined in this Agreement shall have the meaning as is ascribed thereto under the Plan. The Optionee hereby acknowledges receipt of a true copy of the Plan and that the Optionee has read the Plan carefully and fully understands its content.

         2. GRANT OF OPTION. GRAN hereby grants to the Optionee an option (this "Option") to acquire from GRAN at the Per Share Exercise Price specified above the aggregate number of shares of Common Stock specified above (the "Option Shares"). This Option is intended to quality as an Incentive Stock Option (within the meaning of Section 422 of the Code).

         3. CASH PAYMENTS EQUIVALENT TO DIVIDENDS. On each dividend payment date for shares of Common Stock the Optionee shall not be entitled to receive a cash payment equal to the dividend which would have been paid to the Optionee if the number of Option Shares subject to the Option on the record date immediately preceding such payment date were fully-paid and non-assessable shares of Common Stock held by the Optionee.

         4.       EXERCISE OF THIS OPTION.

                  4.1. Unless otherwise provided in this Agreement or in the Plan, this Option shall become exercisable on the vesting dates specified above in respect of the number of Option Shares specified above and shall remain exercisable during the period ending ten (10) years from the date immediately prior to the Option Date (the "Option Period").

                  4.2. The Committee shall have the right, exercising reasonable discretion, to delay the exercise of this Option by the Optionee in whole or in part for any reasonable period of time specified by the Committee.

                  4.3. In no event shall this Option be exercisable for a fractional share of Common Stock.

         5.       METHOD OF EXERCISE AND PAYMENT.

                  5.1. This Option shall be exercised by the Optionee by delivery to the Director of Personnel of GRAN, or such other officer of GRAN as the Committee shall designate, on any business day (the "Exercise Date") of a written notice, in such manner and form as may be required by GRAN, specifying the number of Option Shares the Optionee then desires to acquire (the "Notice"). The Notice shall be accompanied by payment of the aggregate Per Share Exercise Price for such number of Option Shares, such payment to be made in the manner set forth in Section 6.5 of the Plan.

                  5.2. Within a reasonable period of time after the Exercise Date, GRAN shall deliver to the Optionee certificates for the number of fully-paid and non-assessable Option Shares acquired by the Optionee, registered in the name of the Optionee.

         6. TERMINATION. Unless otherwise provided, this Option shall terminate and be of no force or effect in accordance with the terms and provisions of Section 11 of the Plan, or upon the expiration of the Option Period (if earlier to occur).

         7.       ASSIGNABILITY. Except otherwise specifically provided in
Section 12 (b) of the Plan, this Option shall not be sold, exchanged, pledged, transferred, assigned or otherwise encumbered, hypothecated or disposed of by the Optionee (or any beneficiary) other than by testamentary disposition by the Optionee or the laws of descent and distribution. Except as otherwise specifically provided in such Section 12 (b), this Option is exercisable during Optionee's lifetime only by the Optionee.

         8. AMENDMENTS. The Board and/or the Committee shall have the right, in their sole discretion, to alter or amend this Agreement from time to time as provided in the Plan. GRAN shall give written notice to the Optionee of any such alternation or amendment of this Agreement as promptly as practical after the adoption thereof. This Agreement may also be amended by a writing signed by both GRAN and the Optionee.

         9. NOTICE. Any Notice or other notice which may be required or permitted under this Agreement shall be in writing, and may be delivered in person or via facsimile transmission, overnight courier service or certified mail, postage pre-paid, properly addressed as follows.

                  9.1. If such notice is to GRAN, to the attention of ______________________________, or at such other address as GRAN, by notice to the Optionee, may designate in writing from time to time.

                  9.2. If such notice is to the Optionee, at the address shown on the records of GRAN, or at such other address as the Optionee, by notice to GRAN, may designate in writing from time to time.

         10. GOVERNING LAW; CONSTRUCTION. This Agreement shall be governed by and shall be construed in accordance with the laws of the State of North Carolina, without regard to principles of conflict of laws. In the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.

         IN WITNESS WHEREOF, GRAN has caused this Agreement to be executed by its duly authorized officer, and the Optionee has hereunto set his hand, all as of Option Date specified above.

ATTESTED:                                 BANK OF GRANITE CORPORATION

By:     _________________________         By:  _________________________________
                 (Name)                                   (Name)

Title:  _________________________         By:  _________________________________
            [Corporate Seal]

                                          (Optionee)

                        INCENTIVE STOCK OPTION AGREEMENT

                                 PURSUANT TO THE

                   BANK OF GRANITE/FIRST COMMERCE CORPORATION
                        OMNIBUS STOCK AND INCENTIVE PLAN

                                    * * * * *

Optionee:

Option Date:

Per Share Exercise Price: $

Number of Option Shares subject to this Option:

Exercisable on the following vesting dates in respect of the following Option
Shares:

                                Number of Unrestricted

             Vesting Dates      Shares of Common Stock
             -------------      ----------------------
1.
2.
3.
4.
5.

                                    * * * * *

         WHEREAS, THIS INCENTIVE STOCK OPTION AGREEMENT (this "Agreement"), dated as of the Option Date specified above, by and between Bank of Granite Corporation, a Delaware corporation ("GRAN"), and the Optionee specified above, is entered into pursuant to the Bank of Granite/First Commerce Corporation Omnibus Stock and Incentive Plan, as in effect and as amended from time to time (the "Plan"); and

         WHEREAS, the Optionee is regarded as a key employee of GRAN or one or more of its Subsidiaries; and

         WHEREAS, the Committee has determined that it would be to the advantage and in the best interests of GRAN to grant the Incentive Stock Option provided for herein to the Optionee as an inducement to commence service with, or to remain in the service of, GRAN (or one of its Subsidiaries) and as an incentive for increased effort during such service;

         NOW, THEREFORE, in consideration of the premises and subject to the terms and conditions set forth herein and in the Plan, the parties hereto mutually covenant and agree as follows.

         1. INCORPORATION BY REFERENCE; PLAN DOCUMENT RECEIPT. This Agreement is subject in all respects to the terms and provisions of the Plan, all of which terms and provisions are made a part of and incorporated in this Agreement (as if they were expressly set forth herein). Any capitalized term not defined in this Agreement shall have the meaning as is ascribed thereto under the Plan. The Optionee hereby acknowledges receipt of a true copy of the Plan and that the Optionee has read the Plan carefully and fully understands its content.

         2. GRANT OF OPTION. GRAN hereby grants to the Optionee an option (this "Option") to acquire from GRAN at the Per Share Exercise Price specified above the aggregate number of shares of Common Stock specified above (the "Option Shares"). This Option is intended to quality as an Incentive Stock Option (within the meaning of Section 422 of the Code).

         3. CASH PAYMENTS EQUIVALENT TO DIVIDENDS. On each dividend payment date for shares of Common Stock the Optionee shall not be entitled to receive a cash payment equal to the dividend which would have been paid to the Optionee if the number of Option Shares subject to the Option on the record date immediately preceding such payment date were fully-paid and non-assessable shares of Common Stock held by the Optionee.

         4.       EXERCISE OF THIS OPTION.

                  4.1. Unless otherwise provided in this Agreement or in the Plan, this Option shall become exercisable on the vesting dates specified above in respect of the number of Option Shares specified above and shall remain exercisable during the period ending ten years from the date immediately prior to the Option Date (the "Option Period").

                  4.2. Pursuant to Section 422(b)(7) of the Code, the Fair Market Value (determined on the Option Date) of the number of Option Shares with respect to which this Option is first exercisable in any calendar year shall not exceed $100,000.

                  4.3. The Committee shall have the right, exercising reasonable discretion, to delay the exercise of this Option by the Optionee in whole or in part for any reasonable period of time specified by the Committee.

                  4.4. In no event shall this Option be exercisable for a fractional share of Common Stock.

         5.       METHOD OF EXERCISE AND PAYMENT.

                  5.1. This Option shall be exercised by the Optionee by delivery to the ________________ of GRAN, or such other officer of GRAN as the Committee shall designate, on any business day (the "Exercise Date") of a written notice, in such manner and form as may be required by GRAN, specifying the number of Option Shares the Optionee then desires to acquire (the "Notice"). The Notice shall be accompanied by payment of the aggregate Per Share Exercise Price for such number of Option Shares, such payment to be made in the manner set forth in Section 6.5 of the Plan.

                  5.2. Within a reasonable period of time after the Exercise Date, GRAN shall deliver to the Optionee certificates for the number of fully-paid and non-assessable Option Shares acquired by the Optionee, registered in the name of the Optionee.

         6. TERMINATION. Unless otherwise provided, this Option shall terminate and be of no force or effect in accordance with the terms and provisions of Section 11 of the Plan, or upon the expiration of the Option Period (if earlier to occur).

         7.       ASSIGNABILITY. Except otherwise specifically provided in
Section 12 (b) of the Plan, this Option shall not be sold, exchanged, pledged, transferred, assigned or otherwise encumbered, hypothecated or disposed of by the Optionee (or any beneficiary) other than by testamentary disposition by the Optionee or the laws of descent and distribution. Except as otherwise specifically provided in such Section 12 (b), this Option is exercisable during Optionee's lifetime only by the Optionee.

         8. AMENDMENTS. The Board and/or the Committee shall have the right, in their sole discretion, to alter or amend this Agreement from time to time as provided in the Plan. GRAN shall give written notice to the Optionee of any such alternation or amendment of this Agreement as promptly as practical after the adoption thereof. This Agreement may also be amended by a writing signed by both GRAN and the Optionee.

         9. NOTICE. Any Notice or other notice which may be required or permitted under this Agreement shall be in writing, and may be delivered in person or via facsimile transmission, overnight courier service or certified mail, postage pre-paid, properly addressed as follows.

                  9.1. If such notice is to GRAN, to the attention of _________________, or at such other address as GRAN, by notice to the Optionee, may designate in writing from time to time.

                  9.2. If such notice is to the Optionee, at the address shown on the records of GRAN, or at such other address as the Optionee, by notice to GRAN, may designate in writing from time to time.

         10. GOVERNING LAW; CONSTRUCTION. This Agreement shall be governed by and shall be construed in accordance with the laws of the State of North Carolina, without regard to principles of conflict of laws. In the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.

         IN WITNESS WHEREOF, GRAN has caused this Agreement to be executed by its duly authorized officer, and the Optionee has hereunto set his hand, all as of Option Date specified above.

ATTESTED:                                 BANK OF GRANITE CORPORATION

By:    _________________________          By:    _______________________________
               (Name)                                       (Name)

Title: _________________________          Title: _______________________________
            [Corporate Seal]

                                          (Optionee)

                      STOCK PURCHASE SUBSCRIPTION AGREEMENT

                                 PURSUANT TO THE

                   BANK OF GRANITE/FIRST COMMERCE CORPORATION
                        OMNIBUS STOCK AND INCENTIVE PLAN

                                          [ ] Initial Authorization
                                          [ ] Change Authorization

Name of Employee: ________________________________          Employee #_________
                            (Please Print)

Social Security #_______________                    Date of Hire: ______________

                (FILL IN THE APPROPRIATE SECTIONS AND SIGN BELOW)

A.       INITIAL PAYROLL DEDUCTION AUTHORIZATION

In connection with an Award of Stock Purchase Rights to me under the Bank of Granite/First Commerce Corporation Omnibus Stock and Incentive Plan, I hereby authorize Bank of Granite to deduct the following funds from my wages:

$____________ from my pay each pay period. (NOTE: Minimum $10.00 per pay period)

B.       CHANGE OR DISCONTINUE PAYROLL DEDUCTION

                  I authorize Bank of Granite to change the amount of my current payroll deduction to $___________ per pay period (Note: you may change the amount of your payroll deduction only once per Offering Period).

                  I hereby instruct Bank of Granite to discontinue my payroll deduction.

         I UNDERSTAND THAT THE ABOVE AUTHORIZATIONS WILL BE EFFECTIVE AS SOON AS PROCESSED BY BANK OF GRANITE AND WILL REMAIN IN EFFECT UNTIL SUCH TIME AS I SEND WRITTEN INSTRUCTIONS TO CHANGE MY AUTHORIZATION.

Signature:_________________________________              Date: _________________